UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2004

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices) (Zip Code)

(404) 815-0770
(Registrant’s telephone number, including area code)

Item 5.           Other Events and Regulation FD Disclosure

On July 26, 2004, EarthLink, Inc. (the “Company”) issued a press release announcing that its Board of Directors authorized the repurchase of an additional $100 million of the Company’s common stock pursuant to its share repurchase program (the “Repurchase Program”). The Company may conduct its purchases in the open market, in privately negotiated transactions, and through purchases made in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. The Repurchase Program does not require the Company to acquire any specific number of shares and may be terminated at any time.

The Company also announced that its Board of Directors approved repurchasing common stock pursuant to a plan under Rule 10b5-1.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description
99.1	Press release dated July 26, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

	By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: July 26, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 26, 2004